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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                   EXHIBIT 10.31

SUPPORT services AGREEMENT between Microdyne Corporation ("Microdyne"), a Maryland corporation located at 3601 Eisenhower Avenue, Alexandria, VA., 22304, and Epson America, Inc. ("Epson"), 20770 Madrona Avenue, Torrance, CA., 90509.

                                    RECITALS

  In the course of the distribution and sale of its products, Epson requires product and subassembly repair and refurbishment, warranty administration, product upgrade projects, telephone technical support, and other miscellaneous Services. Epson has determined that it is in its best interest to contract for personnel to perform these Services, and Microdyne desires to provide personnel to perform these Services on an independent contractor basis. Additionally, Epson and Microdyne wish to terminate the previous Depot Repair, Product Refurbishment, and Warranty Administration Agreement, dated December 13, 1990, and replace it with this Agreement to reflect current Epson requirements, working conditions, and revised pricing. The Depot Repair, Product Refurbishment, and Warranty Administration Agreement, dated December 13, 1990, and all its amendments, including Amendment 1, dated September 1, 1991, Amendment 2, dated October 2, 1992, Amendment 3, dated December 1, 1992, Amendment 4, dated May 1, 1993, Amendment 5, dated December 1, 1993, and Amendment 6, dated October 1, 1994, are canceled, terminated, and superseded by this Agreement.

  1 . TERM.

      Five years effective April 1, 1996.

  2.  MICRODYNE PROVISION OF PERSONNEL AND SERVICES.

      Microdyne will provide qualified personnel to perform depot repair of products and subassemblies, product refurbishment, product upgrade projects, warranty administration, telephone technical support, and other miscellaneous Services (collectively called "Services") as requested by Epson. The type and quantity of personnel and Services requested by Epson are subject to change from time to time to meet Epson's business needs. Some Services may be performed by Epson personnel or by other independent contractors retained by Epson. The Services performed by Microdyne will be mutually agreed upon and identified in writing, signed by the parties."

      2.1 Responsibility for Employees.

          Pursuant to the terms of this agreement, Microdyne will provide employees to work for and at the direction of Epson ("Leased Employees"). By signing below, the parties expressly acknowledge that all employees leased by Microdyne to Epson shall remain employees of Microdyne (and not employees of Epson) for all purposes. In particular, said employees shall remain subject to Microdyne's employee policies and procedures which cannot be modified by Epson without the express written authority of Microdyne's Director of Human Resources.

          The governing policies and procedures of Microdyne supersede those of Epson in all areas, subject to limitations of federal and state law, including, but not limited to:

          Salary Status
          Bonuses


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            Promotions/Demotions
            Expense Accounts/Travel Guidelines
            Attendance Schedules
            Vacations
            Sick time
            Comp Time
            Holiday Schedules/Pay
            Flexible Work Schedules
            Telecommuting
            Performance Reviews
            Identification Mechanisms (i.e., Business Cards, Employee Badges) Disciplinary Action/Procedures
            Reduction in Staff
            Hiring/Rehiring
            Terminations of Employment of Any Kind
            Employee Benefits

      2.2   Services.

            Microdyne shall provide the Leased Employees and Services to Epson as an independent contractor in accordance with the terms and conditions of this agreement (as more fully described in the Statement of Work, Attachment A hereto). Epson retains full management control over its service terms and programs, as well as Epson's customer and end user relations. For all practical purposes, Microdyne's provisions of the Services shall be invisible to Epson's customers and end users.

            Microdyne, on a semi-annual basis, or sooner, shall provide Epson a value engineering change proposal which shall identify methodologies that may result in increased Epson customer service and/or cost reductions.

      2.3   Training.

            Epson will provide, at no charge to Microdyne, ongoing training for new Epson products to enable Leased Employees to perform the Services.

      2.4   Facilities and Equipment.

            Services will be performed at Epson's facilities currently located in Torrance and Carson, California, and Indianapolis, Indiana, and other locations as mutually agreed upon in writing, signed by the parties. Epson will provide use of these facilities and all equipment, tools, test equipment, documentation, and supplies needed for the Services at no charge to Microdyne. Both parties shall have a mutual and affirmative obligation to maintain the integrity and security of all facilities and equipment. Both parties will take all reasonable steps to assure the security of the facilities and their contents. Microdyne will reimburse Epson for any damage or loss caused by negligence on the part of Microdyne.

      2.5   Insurance.

            Microdyne shall indemnify, defend and hold Epson, its employees and affiliates harmless from any and all damages, liabilities, costs and expenses incurred by Epson as a result of any claims, judgments, or adjudication against Epson for any breach by Microdyne of the provisions of this Agreement or


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            arising from any misconduct or negligence of Microdyne's employees in the scope of their employment. Epson shall indemnify, defend and hold Microdyne, its employees and affiliates harmless from any and all damages, liabilities, costs and expenses incurred by Microdyne as a result of any breach of this Agreement by Epson, arising out of processes or procedures required by Epson or arising from any misconduct or negligence of Epson's employees in the scope of their employment.

            To support these indemnities, Microdyne and Epson will obtain and maintain in effect at all times contractual liability insurance in support of this agreement. Epson will be named as an additional insured and policy limits should not be less than $1 million per occurrence and $10 million total. Evidence of insurance will be provided to Epson within thirty (30) days of each policy renewal by Certificate of Insurance.

            Microdyne's insurance policies will waive any and all subrogation against Epson.

      2.6   Operating Assets and Equipment.

            During the course of the previous agreement, Microdyne purchased some assets and equipment as described in Attachment D. These assets and equipment will continue to be owned and used by Microdyne as required with no additional charge to Epson.

      2.7   Parts, Inventory, and Ordering.

            Epson will provide all parts necessary for the Services at no cost to Microdyne. Microdyne will order parts from Epson on an as needed basis in conformance with Epson's existing parts and accounting procedures.

      2.8   Records and Audit Rights.

            (a) Microdyne agrees to keep and maintain commercially reasonable records of the charges associated with Microdyne's provision of the Leased Employees and Services. Epson retains the right to have a representative of Epson's certified public accounting firm inspect and audit Microdyne's books and records pertaining to the Leased Employees and Services upon notice to Microdyne, at Epson's expense, to insure compliance with the terms of this agreement. If the audit at Epson's expense reveals deficiencies greater than 2% of billing, then the cost of the audit will be paid by Microdyne.

            (b) Microdyne agrees to furnish to Epson a statement within fifteen (15) days following the end of each month identifying the Services performed during the preceding month and labor expended. Microdyne shall keep and maintain true and accurate records regarding all information and data reasonably necessary or required for the computation and verification of all amounts payable to Microdyne hereunder.

            (c) Microdyne agrees to provide any information required by Epson to comply with government rules and regulations. The information will be made available on a mutually agreeable schedule determined at the time of any request.


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      2.9   Product Safety.

            Microdyne agrees to notify Epson immediately in writing upon discovery that any Epson product fails to comply with any applicable consumer product or electrical safety law or regulation, or upon discovery that any such product contains a defect which could, in the reasonable opinion of Microdyne, create a substantial operational problem or consumer product safety or electrical hazard.

      2.10  Failure to Perform.

            (a) If Epson determines that Microdyne has consistently failed to meet the mutually agreed upon quality and performance standards for Services and Leased Employees, described in Attachment A.II.A. and B., Epson will notify Microdyne in writing of such discrepancies. Microdyne will have 15 days to develop a written plan of corrective action to meet quality and performance standards. Upon approval of the corrective action plan by Epson, Microdyne will have 60 days to restore Services or Leased Employees to quality and performance standards.

            (b) Additionally, if Epson executive management determines that any Leased Employee has significantly failed to meet quality or performance standards, or performed any other detrimental act, Epson at its sole discretion may request that Microdyne immediately replace that Leased Employee and Microdyne will comply.

            (c) Any personnel actions, including reductions in staff or terminations, performed as a result of 2.10. a. or b. above will be Microdyne's sole responsibility as defined in 2.1 above.

3.    USE OF EPSON TRADEMARKS AND LOGOS.

      During the term of this agreement, Microdyne is authorized to use the Epson trademarks, proprietary logos, and designations applicable to the products as may be necessary for Microdyne to provide the Services, in conformity with Epson's written guidelines for trademark usage. Upon expiration or termination of this agreement, Microdyne shall cease all references and use of any and all Epson names, trademarks, logos, and designations. Microdyne shall not use Epson trademarks, logos, or designations in any advertising materials, nor publicize the agreement without prior written authorization from Epson.

4.    PROPRIETARY NATURE OF PRODUCTS.

      4.1    Epson Rights.

             No title to or ownership of Epson's products, including software or any of the parts, is transferred to Microdyne by this agreement or the provision of the Services by Microdyne. Title to all applicable rights and patents, copyrights and trade secrets in Epson's products shall remain with Epson, and Microdyne agrees to respect and observe the proprietary nature thereof. Microdyne agrees to take appropriate action by instructions or agreement with its employees, agents, and contractors who are permitted access to the Epson products or other proprietary information to fulfill its obligations hereunder. Notwithstanding any provision


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            of this agreement, Epson owns and retains all title and ownership of all intellectual property rights; all software; all firmware; all master diskettes; and related materials provided by Epson to Microdyne hereunder.

      4.2   Reverse Engineering, Etc.

            Microdyne agrees not to decompile, reverse engineer, reverse compile, modify, or perform any similar type of operation on products, parts, software or furniture furnished by Epson without the express prior written consent of Epson.

5.    TECHNICAL SUPPORT.

      Epson shall make technical support available to Microdyne during the term of this agreement without cost to Microdyne, to answer questions and provide support for Microdyne in connection with the Services.

6.    INTELLECTUAL PROPERTY RIGHTS, INDEMNIFICATION.

      6.1    By Epson.

             Epson shall indemnify, defend, and hold Microdyne harmless from any and all damages, liabilities, costs, and expenses incurred by Microdyne as a result of any claims, judgments, or adjudication against Microdyne that Epson products infringe any U.S. patent or copyright of any third part, provided: (i) Microdyne shall promptly notify Epson in writing of such claim; and (ii) Epson shall have the sole control of the defense of any such action and all negotiations for its settlement and compromise.

      6.2    By Microdyne.

             Microdyne shall indemnify, defend, and hold Epson harmless from any and all damages, liabilities, costs, and expenses incurred by Epson as a result of any claims, judgments, or adjudication against Epson that Epson products modified by Microdyne outside of the approved procedures supplied and enforced by Epson infringe any U.S. patent or copyright of any third party, provided: (i) Epson shall promptly notify Microdyne in writing of such claim; and (ii) Microdyne shall have the sole control of the defense of any such action and all negotiations for its settlement and compromise.

7.    CONFIDENTIALITY.

      Both parties acknowledge that confidential information provided hereunder, including the transfer of technology and software, constitute a trade secret and, as such, shall be held and maintained in confidence, as set forth in the Confidentiality and Non-Disclosure Agreement, Attachment C hereto.

8.    WARRANTIES AND DISCLAIMERS

      8.1    Warranty.

             Microdyne warrants that the depot repairs, product refurbishment, product retrofits and Services will be performed in accordance with the repair and refurbishment criteria for the applicable service provided by Epson, and industry standards. In the event any such repair, refurbishment, or retrofit does not perform in


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             accordance with the applicable specifications in Attachment A for a period of ninety (90) days after shipment thereof by Epson to a customer, Microdyne will remedy such failure by repair at no additional cost to Epson.

      8.2    Disclaimer.

             Microdyne expressly disclaims all warranties except the limited warranty set forth above.

9.    PAYMENT.

      Epson agrees to pay for the Leased Employees at those rates set forth in Attachment B hereto. Microdyne shall invoice Epson monthly in arrears for applicable Leased Employees and other related charges, accompanied by the report described in Section 2.6(b) above. Said invoice shall be paid in full within thirty (30) days after receipt. Any invoices which are unpaid after this thirty (30) day period will be amended to include interest charges of 1.5% (percent) a month on the invoice amount from the thirty-first (31st) day following invoice date to date of payment to Microdyne, or the highest amount allowed by law, whichever is applicable. Further, Microdyne reserves the right to suspend all Services provided under this agreement or require payment in advance in the event any two consecutive invoices are not paid in full within forty-five (45) days after the second invoice date.

      The charges identified herein in Attachment C shall be reviewed and negotiated, for the next twelve (12) month period, commencing ninety (90) days prior to each anniversary date of this agreement. Either party may request review and renegotiation of the rates charged at the completion of the first three (3) months of this agreement.

10.   TAXES.

      Epson shall be responsible for the payment of all sales, use and personal property taxes assessed on products provided or sold in connection with this agreement, excluding taxes based upon the net income of Microdyne. Microdyne shall be responsible for all taxes arising from Epson's payments for the Services and Leased Employees, including but not limited to withholding taxes, FICA payments, workman's compensation and state disability payments.

11.   TERMINATION AND DEFAULT.

      11.1   Without Cause.

             Either party may terminate this agreement at any time upon 90 days written notice of termination to the other. Upon the effective date of such termination, Epson will resume possession and control over the Epson assets, and is free to hire or rehire any and all of Microdyne's employees used in the provision of the Services.

  11.2       For Cause.

             Either party may terminate this agreement upon written notice to the other party in the event that such other party fails to cure a material breach within ninety (90) days after notice of breach from the nonbreaching party. This agreement shall automatically be cancelled if either party becomes insolvent or makes an assignment for the benefit of creditors or if any insolvency proceeding is initiated by or against it. All unpaid charges


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             accrued under this agreement shall become immediately due and payable upon the happening of such event of termination. The aforesaid rights shall be in addition to all other rights and remedies provided at law, in equity, or hereunder. In the event of termination for any of the foregoing reasons, Epson will resume possession and control over the Epson assets, and is free to hire any and all of Microdyne's employees used in the provision of the Services.

      11.3 In the event that Epson resumes possession and control of the Epson assets, Microdyne agrees to sell and assign a complete copy of Microdyne's depot repair activity management system as defined in Attachment A, III, to Epson for a reasonable, mutually agreed upon price. Microdyne further agrees to assist Epson in obtaining any necessary consents from third parties with rights in said software.

12.   FORCE MAJEURE.

      If either party shall be prevented from performing any portion of this agreement (except the payment of money) by causes beyond its reasonable control, including, without limitation, labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or Services, or acts of God, such party shall be excused from performance for the period of the delay.

13.   NOTICE.

      Unless otherwise agreed to by the parties, all notices required hereunder shall be made in writing by certified mail, return receipt requested, to the addresses first above written and to the attention of the parties executing this agreement or their successor(s) in office.

14.   WAIVER.

      No waiver of any right or remedy on one occasion shall be deemed a waiver of such right or remedy on any other occasion or of any other right or remedy.


15.   SEVERABILITY.

      If any provision(s) of this agreement is held to be illegal, unenforceable, or invalid by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, so long as the verifiable intent of the parties is not materially affected thereby.

16.   INDEPENDENT CONTRACTORS.

      Both parties hereto are independent contractors and neither party shall represent itself as an agent or legal representative of the other.

17.   COMPLIANCE WITH LAWS.

      Each party shall comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department, or agency thereof, which apply to or result from its obligations hereunder.

18.   ATTACHMENTS.


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      The attachments referred to in the body of this agreement are an integral part of this agreement and reference to this agreement shall be deemed to include all the attachments.

19.   HEADINGS.

      The headings of this agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of the agreement.

20.   ENTIRE AGREEMENT/GOVERNING LAW.

      This document constitutes the entire agreement between the parties regarding the subject matter hereof. No agent, employee, or representative of Microdyne has any authority to bind Microdyne to any affirmation, representation, or warranty concerning the products or Services furnished under this agreement, unless the same is expressly included within this written agreement. This agreement may be modified only by a written instrument signed by both parties hereto or by their duly authorized agents. The terms and conditions herein shall govern with respect to the subject matter hereto and shall override all terms and conditions contained on any purchase order or acknowledgment form, previous letters, etc., issued by the parties hereto. This agreement shall be governed by the laws of the State of California. This agreement may be executed in counterparts, each of which shall be deemed an original. The individuals signing this agreement on behalf of each party represents and warrants that he/she has the power and authority to sign.




MICRODYNE CORPORATION            EPSON AMERICA, INC.


BY: [SIG]                        BY: [SIG]
   --------------------------        --------------------------
     Authorized Signature               Authorized Signature

TITLE: VP Operations             TITLE: Vice President, Operations & Logistics

DATE: March 20, 1996             DATE: March 20, 1996



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